Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (Nos. 333-234330, 333-238317, 333-261443, 333-262550, 333-268002, 333-268738, 333-269083, 333-272297,333-272304, 333-280363 and 333-280423), Registration Statements on Form S-3 (Nos. 333-211943, 333-211944, 333-230672, 333-233623, 333-248238 and 333-254744) and Registration Statements on Form S-8 (Nos. 333-147334, 333-157041, 333-164469, 333-171981, 333-180461, 333-185998, 333-194383, 333-196764, 333-203109, 333-208985, 333-211754, 333-215680, 333-218469, 333-222625, 333-236328, 333-252155, 333-264953,333-271053 and 333-280388) of our report dated April 2, 2025, relating to the consolidated financial statements of NovaBay Pharmaceuticals, Inc. (the “Company”) as of and for the years ended December 31, 2024 and 2023, which included an explanatory paragraph related to the Company seeking approval from its stockholders for voluntary dissolution, included in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ WithumSmith+Brown, PC

New York, New York

April 2, 2025